UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  May 21, 2010

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and registrant's telephone number	IRS Employer Identification Number
1-8841	NextEra Energy, Inc. 700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000	59-2449419

State or other jurisdiction of incorporation or organization:  Florida

FPL Group, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)
On May 21, 2010, the Board of Directors (Board) of NextEra Energy, Inc., formerly known as FPL Group, Inc. (NextEra Energy or the Company), adopted amendments (Amendments) to the Company’s Amended and Restated Bylaws (Bylaws), effective on the adoption date.  The Amendments:

(1)
Add the chairman of the board and the chief executive officer to the list of officers who may sign the Company’s stock certificate. Prior to the Amendments, the president or any vice president and the secretary or any assistant secretary could sign the Company’s stock certificate.

(2)	Remove the requirement that the Company’s stock certificate state the par value of the Company’s stock, as this statement is no longer required under Florida law.

(3)
Expand the provision related to stock certificates to expressly provide that shares of the Company’s stock may be, but are not required to be, represented by stock certificates, and that the Board may authorize the issuance of shares without certificates. Prior to the Amendments, the Bylaws did not contain express provisions with respect to such matters.

The foregoing description of the Amendments is qualified in all respects by reference to the text of the Amendments, a copy of which is filed as Exhibit 3(ii) to this report and incorporated by reference herein.

Item 5.07  Submission of Matters to a Vote of Security Holders

(a)
The Company held its annual meeting of shareholders (Annual Meeting) on May 21, 2010 in Juno Beach, Florida.  At the Annual Meeting, the Company’s shareholders approved three proposals.  The proposals are described in detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 6, 2010.

(b)           The final voting results with respect to each proposal voted upon at the Annual Meeting are set forth below.

Proposal 1

The Company’s shareholders elected each of the 12 nominees to the Board by a majority of the votes cast, as set forth below:

	FOR	WITHHELD	BROKER NON-VOTES

Sherry S. Barrat	257,516,918	15,699,826	69,475,908
Robert M. Beall, II	268,677,956	4,538,788	69,475,908
J. Hyatt Brown	266,981,125	6,235,619	69,475,908
James L. Camaren	270,292,443	2,924,301	69,475,908
J. Brian Ferguson	270,075,123	3,141,621	69,475,908
Lewis Hay, III	260,655,553	12,561,191	69,475,908
Toni Jennings	269,930,315	3,286,429	69,475,908
Oliver D. Kingsley, Jr.	269,886,216	3,330,528	69,475,908
Rudy E. Schupp	269,972,219	3,244,525	69,475,908
William H. Swanson	270,263,025	2,953,719	69,475,908
Michael H. Thaman	269,085,843	4,130,901	69,475,908
Hansel E. Tookes, II	263,404,993	9,811,751	69,475,908

There were no abstentions in the election of directors.

Proposal 2

The Company’s shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2010, as set forth below:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES

336,823,588	4,735,905	1,133,159	-

Proposal 3

The Company’s shareholders approved a proposal to amend Article I of the Company’s Restated Articles of Incorporation to change the Company’s name to NextEra Energy, Inc., as set forth below:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES

325,853,682	13,421,412	3,417,558	-

Item 8.01  Other Events

On May 21, 2010, following approval by the Company's shareholders at the Annual Meeting as reported under Item 5.07, the Company filed Articles of Amendment to the Restated Articles of Incorporation of FPL Group, Inc. Changing the Name of the Corporation with the Department of State of the State of Florida implementing a change in the Company’s name to NextEra Energy, Inc.  A copy of the Articles of Amendment to the Restated Articles of Incorporation is filed as Exhibit 3(i) to this report.  The Company plans to file a Supplemental Listing Application with the New York Stock Exchange to change its common stock ticker symbol from "FPL" to "NEE," which change is expected to be effective on or about June 23, 2010.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d)        Exhibits

Exhibit Number	Description

3(i)	Articles of Amendment to the Restated Articles of Incorporation of FPL Group, Inc. Changing the Name of the Corporation filed May 21, 2010

3(ii)	Amendments to the NextEra Energy, Inc. Bylaws dated May 21, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NextEra Energy, Inc.
(Registrant)

Date:  May 24, 2010

CHARLES E. SIEVING
Charles E. Sieving Executive Vice President & General Counsel